UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PACCAR INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

PACCAR Inc

P.O. Box 1518

Bellevue, WA 98009

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, APRIL 21, 2020

The following Notice of Change of Format relates to the proxy statement of PACCAR Inc, dated March 11, 2020, furnished to stockholders of PACCAR in connection with the solicitation of proxies by the company’s Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, April 21, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about March 24, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE COMPANY’S PROXY STATEMENT.

NOTICE OF CHANGE OF FORMAT

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2020

To the Stockholders of PACCAR Inc:

In response to current public health guidance for COVID-19, PACCAR Inc will hold its 2020 Annual Meeting of Stockholders in a virtual meeting format only, via live webcast. As previously announced, the Annual Meeting will be held on Tuesday, April 21, 2020 at 10:30 a.m., Pacific Time.

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on February 25, 2020, or hold a legal proxy for the meeting provided by your bank, broker or nominee. The Company is mailing to stockholders a Notice of Change of Format for 2020 Annual Meeting containing a 16-digit control number that will enable access to the meeting at www.virtualshareholdermeeting.com/PCAR2020. Please allow sufficient time for online check-in prior to the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available during the meeting at the meeting website. You may vote and submit questions during the Annual Meeting by following the instructions available on the meeting website.

Whether or not you plan to attend the Annual Meeting, please vote your proxy either by mail, telephone or the internet as described in the proxy materials for the Annual Meeting. The proxy card previously sent to you should be used to vote your shares.

By Order of the Board of Directors,

Irene E. Song

Secretary

March 24, 2020

The Annual Meeting on April 21, 2020 at 10:30 a.m. Pacific Time is available at www.virtualshareholdermeeting.com/PCAR2020. The proxy statement and Annual Report are available on the Company’s website at https://www.paccar.com/2020annualmeeting.